POOLING AGREEMENT

         THIS AGREEMENT is made and executed this 26 day of May, 1998

         BETWEEN:

              CAN-EX MINERALS CORPORATION., a body corporate duly incorporated under the laws of the State of Nevada and having an office at 6395 Blazing Star Drive, Colorado Springs, USA, 80922,

              (the "Can-Ex")

         AND:

              GARTH  JOHNSON,   having  a  residence  at  7645  Cambie   Street,
                 Vancouver, British Columbia, Canada, V6P 3H8

              (the "Shareholder")

         WHEREAS:

         A. Can-Ex is desirous for the Shareholder to enter into this Pooling Agreement ("Agreement") in contemplation of it obtaining a quote on the OTC Bulletin Board under Rule 504 Regulation D;
         and

         B. The Shareholder is desirous to enter into this Agreement as a condition for Can-Ex having issued him Shares under a Purchase Agreement dated May 26, 1998.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and the sum of One Dollar ($1.00) paid by the Can-Ex to the Shareholder (the receipt of which is hereby acknowledged), the parties thereto agree as follows:

         1.   DEFINITIONS

         1.01 In this Agreement, including the recitals herein, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

             (a)  "Agreement" shall mean this Pooling Agreement;

             (b) "Regulatory Body" representatives of NASD, OTC Bulletin Board, Securities and Exchange Commission, British Columbia Securities Commission or any other governing having jurisdiction over the affairs of Can-
Ex;

             (c) "Shares" shall mean the six hundred and fifty thousand (650,000) shares held in the capital stock of the Can-Ex by the Shareholder out of a total number of shares of eight hundred thousand (800,000); and

             (d) "Trustee" shall be the transfer agent appointed by Can-Ex; being Nevada Agency and Trust Company located at Suite 880 - 50 West Liberty Street, Reno, Nevada, USA.


        2.    REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.Ol The Can-Ex represents and warrants to the Shareholder that:

        (a)   it  is  a  company  duly   incorporated,   organized  and  validly
subsisting under the laws of Nevada;

        (b) it has the power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

        (c) neither the execution and delivery of this Agreement referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

        (d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.


        2.02  The Shareholder represents and warrants to the Can-Ex that:

        (a)   he is above the age of eighteen (18) year old;

        (b)   he is capable of managing his own affairs;

        (c) he is the owner of eight hundred thousand (800,000) Shares in the capital stock of Can-Ex of which one hundred and fifty thousand (150,000) shares are not subject to any pooling agreements, and the balance are subject to the terms and conditions of this Agreement;

        (d) neither the execution and delivery of this Agreement referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement tQ which it is a party; and



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

        (e) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

         1.03 The representations, warranties and covenants hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive any interest in this Agreement and any loss, damage, cause of action and suits arising out of or in connection with any breach of any representation warranty, covenant, agreement or condition made by them and contained in this Agreement.

         2.   POOLING OF SHARES

         2.01 Can-Ex requires the Shareholder to enter into this Agreement under the following terms and conditions:

         (a) Can-Ex and the Shareholder hereby severally agree each with the other that they will respectively deliver or cause to be delivered to the Trustee six hundred and fifty thousand (650,000) certificates of the Shares in Can-Ex to be held by the Trustee and released, subject as hereinafter provided, on the following basis:


             i. One (1) year from the date of this Agreement, ten percent (10%) of the Shares will be issued to the Shareholder and be deemed to be free trading unless the Shares are restricted by the Regulatory Bodies having jurisdiction over the affairs of Can~Ex;

             ii. Each and every month, starting from the thirteenth (13) month from the date of signing of this Agreement, five percent (5%) of the remaining balance of the Shares, after the release often percent (10%) of the Shares noted in 2.01(a) have been made, will be released to the Shareholder until such time as all the Shares have been released by the Trustee; and

             iii. The Shareholder will, if required, sign another pooling agreement with the Trustee under the same terms and conditions as have been indicated in 2.01(a) i to ii inclusive.

         2.02 The Shareholder shall be entitled to a letter or receipt from the Trustee stating the number of Shares represented by certificates held for him by the Trustee subject to the terms of this Agreement.

         2.03 Except without written consent of the Can-Ex, and if required by any Regulatory Bodies, the Shareholder shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the said Shares or beneficial ownership of or any interest in them and, except with written consent of the Can-Ex, and if required by any Regulatory Bodies, the Trustee shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal and beneficial ownership or of interest in the said Shares, except as may be required by reason of the death or bankruptcy of the Shareholder, subject to this Agreement for whatever person or persons, firm or corporation may thus become legally entitled thereto.


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

         2.04 The Can-Ex and the Shareholder hereto acknowledge and agree that any Regulatory Bodies shall have the right, at its sole discretion, to accelerate the releases referred to herein and may from time to time notify the Trustee of such acceleration. Such acceleration may be based on whatever consideration Regulatory Bodies, in its sole discretion, consider advisable.

         3.   TERMINATION

         3.01 It is hereby acknowledged by the Shareholder that Can-Ex is preparing to seek a quotation on the OTC Bulletin Board under NASD whereby the Shares of Can-Ex will be quoted. If such quotation of Shares does not occur within fifteen (15) months from the date of this Agreement, then this Agreement shall terminate and the Trustee shall release all Shares deposited with it to the Shareholder.

         4.   FORCE MAJEURE

         4.01 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control including, but not limited to acts of God, fire, storm, flood, explosions, strikes, lockouts or other industrial disturbances, act of the public enemy, riots, laws, rules and regulations or orders of any duly constituted governmental authority.

         5.   SAVE HARMLESS THE TRUSTEE

         5.01 Can-Ex and the Shareholder agree that in consideration of the Trustee agreeing to act as Trustee, Can-Ex and the Shareholder do hereby covenant and agree from time to time and at all times hereinafter will and truly to save, defend, and keep harmless and fully indemnify the Trustee, its successors and assigns, from and against all lost, costs, charges, damages and expenses which the Trustee, its successors and assigns, may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Trustee pursuant to this Agreement.

         5.02 It is further agreed by and between Can-Ex and the Shareholder hereto and, without restricting the foregoing indemnify, that in case proceedings should hereafter be taken in any Court respecting the Shares hereby pooled, the Trustee shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnify hereinbefore given against costs of such proceedings.


         6.   AMENDMENT

         6.01 This Agreement may only be changed with the express permission of the Can-Ex and the Regulatory Bodies.



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

         7.   NOTICE

         7.01 Any notice, direction, cheque or other instructions required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar forms of communication including- facsimile, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof

         7.02 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of a disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, fax machine, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

         7.03 Any party may at any time give to the other notice in writing of any changes or address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

         8.   FURTHER ASSURANCES

         8.01 Each of the parties hereto shall from time ~o time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

         9.   ENTIRE AGREEMENT

         9.01 This Agreement embodies the entire agreement and understanding between Johnson and Can-Ex and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof

         10.  ARBITRATION

         10.01 If any question, differences or disputes shall arise between the parties in respect of any matters arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

        (a) the party sharing one side of the dispute shall name an arbitrator and give notice thereof to the pay sharing the other side of the dispute;

        (b) the party sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and


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

        (c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

        The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne equally by Johnson and Can Ex. If the parties on either side of the dispute fail to name an arbitrator within the time limit or proceed with the arbitration, the arbitrator named may decide the question. The place of arbitration shall be Colorado Springs, Colorado, United States.


        11.   RULES AGAINST PERPETUITIES

        11.01 If any right, power or interest of either Johnson or Can-Ex under this Agreement would violate the Rule against perpetuities, then such right, power and interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of his late Majesty, King George V of England, living on the date of execution of this Agreement.

        12.   ENUREMENT

        12.01 This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns.


        13.   GOVERNING LAW

        13.01 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

        14.   SEVERABILITY

        14.01 If any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        15.   NUMBER AND GENDER

        15.01 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.


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

        16.   HEADINGS

        16.0.1 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.


        17.   TIME OF THE ESSENCE

        17.01 Time shall be of the essence in the performance of this Agreement.


        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written~


THE COMMON SEAL OF CAN-EX                    )
MINERALS CORPORATION was                     )
hereunto affixed in the presence of:         )
                                             )                 C/S
                                             )
/s/ William Larry Owen                       )
------------------------
(Authorized Signatory)                       )
                                             )
                                             )
/s/                                          )
------------------------
(Authorized Signatory)                       )

WITNESSED:
                                             )
/s/ Stacey Bligh                             )
(Signature)                                  )
                                             )
Stacey Bligh                                 )       /s/ Garth Johnson
------------------------                             ------------------------
(Print Name)                                 )           Garth Johnson
                                             )
250-1075 W. Georgia                          )
------------------------
(Address)                                    )
                                             )
Vancouver, BC V6E3C9                         )
------------------------


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